Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

OF

M3-BRIGADE ACQUISITION V CORP.

THIS FIRST AMENDMENT TO PROMISSORY NOTE OF M3-BRIGADE ACQUISITION V CORP. (this “Amendment”), dated as of July 16, 2025, is made by and between M3-Brigade Acquisition V Corp., a Cayman Islands exempted company (the “Maker”) and MI7 Sponsor, LLC, a Delaware limited liability company (the “Payee”).

RECITALS:

A.  The Payee made a loan (the “Loan”) to the Maker, as evidenced by that certain Promissory Note, dated as of June 16, 2025, in the principal amount not to exceed $2,500,000 of which $500,000 in principal has been drawn as of July 16, 2025, given by the Payee to and in favor of the Maker (as modified to date, the “Note”).

B. The Maker has requested that the Payee amend the Note to correct a scrivener’s error, and the Payee is willing to amend the Note in accordance with the terms and conditions set forth herein.

C. Any capitalized term used but not otherwise defined in this Amendment shall have the meaning given to such term in the Note.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Maker and the Payee hereby agree as follows:

1. Amendments. The Note is hereby amended as follows:

(a) Section 6 of the Note is hereby amended to replace the phrase “at a purchase price of $1.50 per Private Placement Warrant” with “at a purchase price of $1.00 per Private Placement Warrant”.

2. Confirmation. The Maker ratifies, reaffirms and confirms that all of the terms and provisions of the Note, prior to the date hereof and as amended hereby, are and shall continue to be in full force and effect and valid and enforceable in accordance with its terms.

3. No Waiver. The execution of this Amendment by the Payee does not constitute a waiver of any rights or remedies available to the Payee pursuant to the terms, covenants and conditions of the Note.

4. Further Assurances. The Maker agrees to do, execute, acknowledge and deliver to the Payee, and cause to be done, executed, acknowledged and delivered to Payee, all further acts assignments, assurances and documents as shall be reasonably requested of it in order to carry out this Amendment and give effect hereto.

5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts taken together shall together constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be signed in its name as of the date first written above.

MAKER:

M3-BRIGADE ACQUISITION V CORP.

By:	/s/ Robert Rivas Collins
Name:	Robert Rivas Collins
Title:	Chief Executive Officer

THE PAYEE:

MI7 SPONSOR, LLC

By:	/s/ Thomas Boychuk
Name:	Thomas Boychuk
Title:	Chief Financial Officer

[Signature Page to First Amendment to Promissory Note of M3-Brigade Acquisition V Corp.]